UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2023

BERRY GLOBAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

1-35672
(Commission File Number)

Delaware	20-5234618
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

101 Oakley Street
Evansville, Indiana 47710
(Address of principal executive offices, including zip code)

(812) 424-2904
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BERY	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kevin Kwilinski as CEO

As previously announced, the Board of Directors of Berry Global Group, Inc. (the “Company”) elected Kevin Kwilinski as Chief Executive Officer of the Company, succeeding Thomas Salmon, effective October 2, 2023 (the “Transition Date”). Mr. Kwilinksi has also been appointed as a member of the Board, effective immediately following Mr. Salmon’s retirement from the Board.

Mr. Kwilinski, 54, served as President and CEO of Multi-Color Corporation, a global label solutions provider, from October 2021 through August 2023. From May 2017 through October 2021, he served as President and CEO of Fort Dearborn Company, a supplier of high-impact decorative labels for a variety of consumer goods, which merged with Multi-Color Corporation in October 2021. Mr. Kwilinski previously served as President and CEO of Paperworks Industries, a leading provider of recycled paperboard and specialized folding cartons for packaging applications, from 2014 to 2017, and before that, from 2009 to 2013, as President and CEO of the closure and container manufacturer Portola Packaging. Prior to that, he spent 12 years at Graphic Packaging, where he served in a number of positions across the organization. Mr. Kwilinski holds a Bachelor’s degree in Physics and Mathematics from Greenville College and a Master’s degree in Industrial and Operations Engineering from the University of Michigan.

There are no family relationships between Mr. Kwilinski and any director or executive officer of the Company, and he does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as Chief Executive Officer, the Company, Berry Global, Inc., its wholly owned subsidiary, and Mr. Kwilinski entered into an employment agreement (the “Employment Agreement”). The initial term of the Employment Agreement is five years, which shall automatically renew for successive one-year periods unless written notice of an intent not to renew is provided by either party at least 90 days prior to the expiration of the initial or any subsequent term. Mr. Kwilinski’s annual base salary of $1,050,000 is subject to annual adjustment at the discretion of the Compensation & Talent Development Committee. Among other things, the Employment Agreement generally entitles Mr. Kwilinski to participate in all employee benefit plans maintained by the Company that are generally available to senior executives as well as customary reimbursement of travel and relocation expenses. Mr. Kwilinski will be eligible for an annual performance-based short-term incentive award determined based on a target of 125% of his then-current annual base salary, with performance objectives specified by the Compensation & Talent Development Committee or the Board. Mr. Kwilinski will receive an initial equity award grant in the form of restricted stock, with a grant date value of $9,000,000 and vesting at a rate of one-third each year over a three-year period. Mr. Kwilinski is also entitled to receive a long-term incentive award at the time of the Company’s next regular annual grants, with a grant date value of $7,200,000. The Employment Agreement includes customary clawback, noncompetition, nondisclosure and nonsolicitation provisions.

If Mr. Kwilinski is terminated by the Company without “Cause” or if he resigns for “Good Reason” (each as defined in the Employment Agreement) in either case subject to his execution of a release of claims and compliance with the restrictive covenants set forth in the Employment Agreement, he is entitled to, among other customary accrued obligations of the Company: (1) cash severance equal to 18 months’ base salary (unless such termination occurs within two years following a “change in control” (as defined in the Employment Agreement), in which case the cash severance amount is equal to the sum of 18 months’ base salary plus 1.5 times Mr. Kwilinski’s then-current target annual bonus award), payable in bi-monthly installments, (2) a prorated bonus award based on actual performance for the year in which termination occurs and the relative period of such year during which Mr. Kwilinski was employed, payable within the first two and one-half months of the year following the year in which termination occurs, (3) acceleration of the vesting of his initial equity award of $9,000,000 in restricted stock, and (4) for a period of up to 18 months, a monthly amount equal to the amount by which the monthly COBRA continuation coverage premium exceeds the monthly premium an active employee would pay for the same coverage under the Company’s group medical plans; provided, that if Mr. Kwilinski becomes reemployed with another employer and is eligible to receive medical benefits under that employer’s group medical plans, such monthly payments shall cease for any period of time during which he remains eligible for coverage under his new employer’s group medical plans.

The foregoing summary of Mr. Kwilinski’s Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Transition of Thomas Salmon
As previously announced, concurrent with Mr. Kwilinski’s appointment as Chief Executive Officer and also effective on the Transition Date, Thomas Salmon will retire from his roles as Chairman and Chief Executive Officer and remain with the Company through December 31, 2023 in an advisory capacity to ensure a smooth transition (the “Transition Period”). In connection with his advisory role, the Company approved certain compensation changes for Mr. Salmon. Specifically, during the Transition Period, Mr. Salmon will be eligible to receive, among other benefits: (i) a prorated salary based on his annual base salary for fiscal 2023; (ii) a target annual bonus for fiscal 2023, equal to 125% of his annual base salary, in accordance with the terms and conditions of the annual bonus plan and subject to approval of the Board; (iii) a prorated target annual bonus for fiscal 2024, equal to 125% of his annual base salary for fiscal 2024, in accordance with the terms and conditions of the annual bonus plan and subject to approval of the Board; (iv) benefits under employee benefit plans maintained by the Company that are generally available to senior executives as well as customary reimbursement for expenses incurred in the performance of his advisory duties; (v) personal use of the Company’s aircraft in accordance with Company policy; (vi) reimbursement for tax preparation for the 2023 and 2024 calendar tax years in accordance with Company policy; and (vii) a Company-paid physical examination for calendar year 2024.

The foregoing summary of Mr. Salmon’s compensation changes does not purport to be complete and is qualified in its entirety by the full text of the Memorandum of Understanding between Mr. Salmon, the Company and Berry Global, Inc., a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated August 11, 2023, among Kevin Kwilinski, Berry Global Group, Inc., and Berry Global, Inc.
10.2	Memorandum of Understanding, dated August 11, 2023, among Thomas E. Salmon, Berry Global Group, Inc., and Berry Global, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Berry Global Group, Inc. (Registrant)

	By:	/s/ Jason K. Greene
Dated: August 17, 2023	Name:	Jason K. Greene
	Title:	Executive Vice President, Chief Legal Officer and Secretary